Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements (the “pro forma financial statements”) present the pro forma results of operations and financial position of Lakes Entertainment, Inc., a Minnesota corporation, and Subsidiaries (individually and collectively “Lakes” or the “Company”) and the Rocky Gap Lodge & Golf Resort (the “Rocky Gap Resort”) on a consolidated basis, giving effect to the acquisition, which was accounted for under the purchase method of accounting, as well as the assumptions and adjustments described in the accompanying notes to the pro forma financial statements.  The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had occurred on July 1, 2012. The unaudited pro forma consolidated statements of operations for the year ended January 1, 2012 and for the six months ended July 1, 2012 are presented as if the acquisition had occurred on January 3, 2011. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Lakes and the Rocky Gap Resort.

The pro forma financial statements have been prepared for illustrative purposes only and are based on currently available information, assumptions and estimates, which the Company believes are reasonable. These assumptions and estimates, however, are subject to change. The Company believes that all necessary adjustments have been made to fairly present the pro forma information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of July 1, 2012
(In thousands)

	Lakes	Rocky Gap Resort	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Current assets:
Cash and cash equivalents	$35,211	$27	$(6,873)	(1)	$28,365
Accounts receivable	24	387	(387)	(2)	24
Deposits	2,100	-	-		2,100
Income taxes receivable	5,487	-	-		5,487
Other	1,169	346	(84)	(3)	1,431
Total current assets	43,991	760	(7,344)		37,407

Noncurrent assets:
Property and equipment, net	5,012	24,506	(18,333)	(4)	11,185
Total long-term assets related to Indian casino projects	45,217	-	-		45,217
Intangible assets, net	-	-	627	(4)	627
Investment in unconsolidated investee	20,161	-	-		20,161
Other assets	3,060	215	(215)	(3)	3,060
Total noncurrent assets	73,450	24,721	(17,921)		80,250
Total assets	$117,441	$25,481	$(25,265)		$117,657

Liabilities and shareholders' equity
Current liabilities:
Current portion of contract acquisition costs payable, net	$1,155	$-	$-		$1,155
Accounts payable	266	848	(848)	(5)	266
Accrued payroll and related	431	-	-		431
Other accrued expenses	613	1,585	(1,585)	(5)	613
Other current liabilities	-	289	(61)	(3)	228
Total current liabilities	2,465	2,722	(2,494)		2,693

Noncurrent liabilities:
Notes and bonds payable	-	52,599	(52,599)	(6)	-
Accrued ground rents	-	17,881	(17,881)	(6)	-
Accrued interest	-	7,065	(7,065)	(6)	-
Deferred management and service fees payable	-	3,788	(3,788)	(6)	-
Long-term contract acquisition costs payable, net	3,964	-	-		3,964
Other long-term liabilities	-	1,397	(1,397)	(6)	-
Total liabilities	6,429	85,452	(85,224)		6,657

Commitments and contingencies
Shareholders' equity	111,012	(59,971)	59,959	(3)	111,000
Total liabilities and shareholders' equity	$117,441	$25,481	$(25,265)		$117,657

(1) To reflect the cash paid for the acquisition of the Rocky Gap Resort, including closing costs, and to eliminate Rocky Gap Resort's cash which was not included in the transaction.
(2) To eliminate Rocky Gap Resort's accounts receivable which were not included in the transaction.
(3) To reflect preliminary purchase accounting adjustments.
(4) To reflect preliminary purchase accounting adjustments for fair value of acquired tangible and definite-lived intangible assets.
(5) To eliminate Rocky Gap Resort's accounts payable and other accrued expenses which were not included in the transaction.
(6) To eliminate noncurrent liabilities which were not included in the transaction.

See notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended January 1, 2012
(In thousands, except per share data)

	Lakes Year Ended January 1, 2012	Rocky Gap Resort Twelve Months Ended December 31, 2011	Pro Forma Adjustments		Pro Forma Consolidated

Revenues	$35,573	$8,759	$-		$44,332
Expenses:
Cost of revenues	-	5,052	-		5,052
Selling, general and administrative	9,458	4,530	(759)	(1)	13,229
Loss on convertible note receivable	4,000	-	-		4,000
Impairments and other losses	8,549	-	-		8,549
Amortization of intangible assets related to operating casinos	11,688	-	-		11,688
Ground rent	-	2,013	(2,013)	(2)	-
Depreciation and amortization	297	1,194	(540)	(3)	951
Total expenses	33,992	12,789	(3,312)		43,469

Net unrealized losses on notes receivable	(11,892)	-	-		(11,892)

Loss from operations	(10,311)	(4,030)	3,312		(11,029)

Other income (expense):
Interest income	5,937	-	-		5,937
Interest expense	(1,182)	(1,861)	1,861	(4)	(1,182)
Other	440	-	-		440
Total other income (expense), net	5,195	(1,861)	1,861		5,195

Loss before income taxes	(5,116)	(5,891)	5,173		(5,834)
Income tax benefit	(3,234)	-	(287)	(5)	(3,521)
Net loss including noncontrolling interest	(1,882)	(5,891)	5,460		(2,313)
Net loss attributable to noncontrolling interest	37	-	-		37
Net loss	(1,845)	(5,891)	5,460		(2,276)

Weighted-average common shares outstanding
Basic	26,403				26,403
Dilutive effect of restricted stock units	-				-
Diluted	26,403				26,403

Loss per share
Basic	$(0.07)				$(0.09)
Diluted	$(0.07)				$(0.09)

(1)	To eliminate the management and service fees paid by the Rocky Gap Resort. Such fees, if paid by the Rocky Gap Resort to Lakes, would be eliminated upon consolidation.
(2)	To eliminate the ground rent associated with a lease agreement not in effect as a result of Lakes' acquisition of the Rocky Gap Resort.
(3)
To eliminate depreciation and amortization recorded by the Rocky Gap Resort prior to the acquisition and to reflect depreciation and amortization expense related to the acquired tangible and definite-lived intangible assets.

(4)	To eliminate interest expense related to debt that Lakes did not acquire.
(5)	To reflect the estimated tax effect of Rocky Gap Resort's taxable loss and the adjustments using an estimated effective tax rate of 40.0%.

See notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended July 1, 2012
(In thousands, except per share data)

	Lakes Six Months Ended July 1, 2012	Rocky Gap Resort Six Months Ended June 30, 2012	Pro Forma Adjustments		Pro Forma Consolidated

Revenues	$4,482	$3,127	$-		$7,609
Expenses:
Cost of revenues	-	2,117	-		2,117
Selling, general and administrative	4,208	2,032	(386)	(1)	5,854
Impairments and other losses	2,328	-			2,328
Amortization of intangible assets related to operating casinos	528	-	-		528
Ground rent	-	1,007	(1,007)	(2)	-
Depreciation and amortization	106	569	(95)	(3)	580
Total expenses	7,170	5,725	(1,488)		11,407

Loss from operations	(2,688)	(2,598)	1,488		(3,798)

Other income (expense):
Interest income	3,161	-	-		3,161
Interest expense	(494)	(941)	941	(4)	(494)
Other	58	-	-		58
Total other income (expense), net	2,725	(941)	941		2,725

Earnings (loss) before income taxes	37	(3,539)	2,429		(1,073)
Income tax benefit	(2,142)	-	-		(2,142)
Net earnings (loss) including noncontrolling interest	2,179	(3,539)	2,429		1,069
Net loss attributable to noncontrolling interest	61	-	-		61
Net earnings (loss)	2,240	(3,539)	2,429		1,130

Weighted-average common shares outstanding
Basic	26,436				26,436
Dilutive effect of restricted stock units	-				-
Diluted	26,436				26,436

Earnings per share
Basic	$0.08				$0.04
Diluted	$0.08				$0.04

(1)	To eliminate the management and service fees paid by the Rocky Gap Resort. Such fees, if paid by the Rocky Gap Resort to Lakes, would be eliminated upon consolidation.
(2)	To eliminate the ground rent associated with a lease agreement not in effect as a result of Lakes' acquisition of the Rocky Gap Resort.
(3)
To eliminate depreciation and amortization recorded by the Rocky Gap Resort prior to the acquisition and to reflect depreciation and amortization expense related to the acquired tangible and definite-lived intangible assets.

(4)	To eliminate interest expense related to debt that Lakes did not acquire.

See notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

On August 3, 2012, Lakes Entertainment, Inc., a Minnesota corporation, and Subsidiaries (individually and collectively “Lakes” or the “Company”), through its wholly-owned subsidiary Evitts Resort, LLC, acquired the assets of the Rocky Gap Lodge & Golf Resort (the “Rocky Gap Resort”) pursuant to an asset purchase agreement for $6.8 million in cash.  The pro forma financial statements and explanatory notes give effect to the combination of Lakes and the Rocky Gap Resort. The acquisition was accounted for under the purchase method of accounting. The Rocky Gap Resort’s previous owner qualified for tax-exempt status under 501(c)(4) of the Internal Revenue Code and Section 10-104 of the Tax-General Article of the Annotated Code of Maryland.  Accordingly, no provision or benefit for taxes was included in the Rocky Gap Resort’s financial statements, which are included as Exhibit 99.1 in this Current Report on Form 8-K/A.

The amount of certain assets presented are based on preliminary valuations and are subject to adjustment as valuations are reviewed and finalized. The areas of the purchase price allocation that are considered preliminary are the fair values of the building, site improvements, furniture, fixtures and equipment, and intangible assets. However, as indicated in the accompanying unaudited pro forma condensed consolidated financial statements, the Company has made certain adjustments to the July 1, 2012 historical book values of the assets and liabilities of the Rocky Gap Resort to reflect certain preliminary estimates of the fair values necessary to prepare the pro forma financial statements. Actual results may differ from the pro forma financial statements once the Company has completed the valuations necessary to finalize the required purchase price allocation. Such finalization could result in changes to the pro forma financial statements. The allocation of the purchase price will be finalized once all information is obtained.

The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. This information should be read in conjunction with the accompanying notes to the pro forma financial statements, the historical consolidated financial statements and accompanying notes to the Company’s annual report filed on Form 10-K for the year ended January 1, 2012, filed on March 13, 2012, and the audited financial statements of the Rocky Gap Resort included as Exhibit 99.1 in this Current Report on Form 8-K/A.

2.	Preliminary Purchase Price Allocation

The preliminary purchase price allocation as of the acquisition date and giving effect to the purchase price allocation adjustments similar to those made in the pro forma financial statements, resulted in the following:

Amount
Building	$2,788
Site improvements	2,091
Furniture and equipment	1,294
Intangible assets	627
Inventories	126
Other assets	136
Current and long-term liabilities assumed	(228)
Total purchase price	$6,834

The preliminary amounts assigned to intangible assets by category are summarized in the table below:

	Useful Life	Amount Assigned
Advance bookings	1.4 years	$179
Memberships	25 years	448
Total intangible assets		$627

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